Exhibit 99.3
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                      ANNUAL STATEMENT AS TO COMPLIANCE
                    AAMES MORTGAGE INVESTMENT TRUST 2005-2



The undersigned, Mark A. Bragg, Director of Aames Capital Corporation (the "Servicer"), in its capacity as Servicer under that certain Transfer and Servicing Agreement dated as of May 1, 2005 (the "Agreement") does hereby certify for the year ended December 31, 2005:

         (i) a review of the activities of the Servicer for the year ended December 31, 2005 and of its performance under the Agreement has been made under my supervision, and

         (ii) to the best of my knowledge, based on such review, the Servicer has fulfilled all of its material obligations under the Agreement throughout such year.

IN WITNESS WHEREOF, I have hereto signed my name as of this 23rd day of March, 2006.

                                /s/ Mark A. Bragg
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                                Mark A. Bragg
                                Director, National Loan Servicing